SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2005:

CRANE CO.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-1657	13-1952290
(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 363-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

On March 10, 2005, Crane Co. announced the appointment of J. Robert Vipond as Vice President – Finance and Chief Financial Officer.

Mr. Vipond, 59, earned a B.S./B.A. and an M.B.A. from the University of Nebraska at Omaha. From 1973 to 1994, Mr. Vipond was employed by General Electric Company in positions of increasing responsibility, rising to become Chief Financial Officer—Corporate Finance Group of GE Capital Corporation. From 1994 to 2000 he was Vice President and Controller of Praxair, Inc., a manufacturer and distributor of industrial gases. Since 2000 he has been active as a consultant with Impala Partners LLC, a financial advisory firm, and as an independent contractor providing financial advisory services focused on restructuring situations.

Since March 2004 Mr. Vipond has been a director, and chair of the Audit Committee, of NuCO2, Inc., a leading supplier of bulk carbon dioxide and carbon dioxide systems for carbonating and dispensing fountain beverages.

Crane Co. and Mr. Vipond have entered into an agreement providing for the continuation of employment upon a change of control and the payment of severance and other employee benefits upon termination of employment following such change in control, in the form previously filed as Exhibit C to Crane Co.’s Annual Report on Form 10-K for the year ended December 31, 1994, and an indemnification agreement in the form previously filed as Exhibit C to Crane Co.’s proxy statement in connection with the 1987 annual meeting.

Prior to this appointment, Eric C. Fast, President and Chief Executive Officer, had been serving as acting Chief Financial Officer during the medical leave of absence of the previous Chief Financial Officer, George S. Scimone.

Crane Co.’s press release dated March 10, 2005 regarding this appointment appears as Exhibit 99.1 to this Form 8-K current report.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	Exhibits

99.1	Press Release dated March 10, 2005, issued by Crane Co.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

Dated: March 15, 2005	By:	/s/ Augustus I. duPont
Augustus I. duPont Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 10, 2005, issued by Crane Co.

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